Exhibit 99.1
Contact
Investor Relations
Phone: (441) 278-0988
Email: investorrelations@endurance.bm
ENDURANCE REPORTS FOURTH QUARTER NET INCOME OF $111.2 MILLION
PEMBROKE, Bermuda — February 9, 2011 — Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $111.2 million and $2.09 per diluted common share for the fourth quarter of 2010 versus net income of $154.8 million and $2.56 per diluted common share for the fourth quarter of 2009.
For the year ended December 31, 2010, net income was $364.7 million and $6.38 per diluted common share versus net income of $536.1 million and $8.69 per diluted common share for the year ended December 31, 2009.
Operating highlights for the quarter ended December 31, 2010 were as follows:
•	Net premiums written of $158.1 million, an increase of 8.0% over the same period in 2009;

•	Combined ratio of 84.6%, which included 5.2 percentage points of favorable prior year loss reserve development;

•	Net investment income of $56.9 million, a decrease of $2.4 million from the same period in 2009;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $108.3 million and $2.04 per diluted common share;

•	Operating return on average common equity for the quarter of 3.9%, or 15.6% on an annualized basis; and

•	Book value of $52.74 per diluted common share, up 1.76% from September 30, 2010.
Operating highlights for the year ended December 31, 2010 were as follows:
•	Net premiums written of $1,763.7 million, an increase of 9.8% over 2009;

•	Combined ratio of 88.7%, which included 7.3 percentage points of favorable prior year loss reserve development;

•	Net investment income of $200.4 million compared to $284.2 million for full year 2009;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $345.5 million and $6.03 per diluted common share;

•	Operating return on average common equity of 12.6%; and

•	Book value of $52.74 per diluted common share, an 18.2% increase from December 31, 2009.
David Cash, Chief Executive Officer, commented, “2010 was a strong year for Endurance both financially and strategically. The Company earned a 12.6% operating return on equity despite a number of large industry catastrophe losses and historically low fixed income yields, launched several strategic initiatives that will help extend our portfolio of specialty businesses and grew book value per share significantly.”

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2010 were as follows:
•	Net premiums written of $81.6 million, a decrease of 7.7% from the fourth quarter of 2009;

•	Combined ratio of 86.7%, an improvement of 0.5 percentage points from the fourth quarter of 2009; and

•	Favorable prior year loss reserve development of 5.6 percentage points during the current period, compared to 11.2 percentage points of favorable prior year loss reserve development in the fourth quarter of 2009.
Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2010 were as follows:
•	Net premiums written of $829.9 million, an increase of 12.1% from the prior year;

•	Combined ratio of 90.6%, an improvement of 1.4 percentage points from 2009; and

•	Favorable prior year loss reserve development of 5.7 percentage points during the current period, compared to 11.2 percentage points of favorable prior year loss reserve development in 2009.
The decline of $6.8 million in net premiums written in the Insurance segment in the fourth quarter of 2010 compared to the fourth quarter of 2009 was predominantly due to reduced premiums in the property and professional lines of business, as pricing pressure led to the non-renewal of business that no longer met our return objectives. Partially offsetting this reduction was modest growth in the agriculture, casualty and healthcare lines of business. For the year ended December 31, 2010, net written premiums increased $89.6 million compared to a year ago as significant growth within the agriculture and property lines resulted from retaining more business on a net basis in the current year. The Company also experienced modest growth within the casualty and healthcare liability lines of business, partially offset by a decline in the professional line of business.
The improvement in the Insurance segment combined ratio in the current year and quarter ended December 31, 2010 compared to the same periods in 2009 was driven by lower acquisition expense ratios, partially offset by higher net loss and general and administrative expense ratios. The current periods’ acquisition expense ratios improved over the prior periods largely due to agriculture net premiums written, which maintain lower acquisition expenses, constituting a greater proportion of net premiums written. The modest increases in the net loss ratios were driven by lower levels of favorable prior year loss reserve development in the current periods compared to a year ago, which was predominantly offset by improved loss experience in the current periods’ agriculture and property lines of business. The current periods’ general and administrative expense ratios increased compared to the same periods a year ago as less ceding commission was received as the Company utilized less reinsurance in the agriculture and property lines of business.
Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2010 were as follows:
•	Net premiums written of $76.5 million, an increase of 31.8% from the fourth quarter of 2009;

•	Combined ratio of 82.8%, an increase of 19.7 percentage points from the fourth quarter of 2009; and

•	Favorable prior year loss reserve development of 4.9 percentage points during the current period, compared to 9.7 percentage points of favorable prior year loss reserve development in the fourth quarter of 2009.

Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2010 were as follows:
•	Net premiums written of $933.9 million, an increase of 7.9% from 2009;

•	Combined ratio of 86.9%, an increase of 11.0 percentage points from the prior year; and

•	Favorable prior year loss reserve development of 8.7 percentage points during the current period, compared to 7.3 percentage points of favorable prior year loss reserve development in 2009.
The $18.5 million increase in net premiums written in the Reinsurance segment during the fourth quarter of 2010 over the fourth quarter of 2009 resulted primarily from growth in the casualty, catastrophe, and aerospace and marine lines of business. Partially offsetting this growth were modest declines in net premiums written within the property line of business. The largest change in the quarter was experienced in the casualty line of business from a higher level of favorable premium adjustments than a year ago and from one new non-standard auto reinsurance treaty with an existing client that incepted in the fourth quarter. For full year 2010, net premiums written increased $68.1 million compared to full year 2009 driven by growth across all lines of business. While the catastrophe, property, and aerospace and marine lines of business recorded modest growth, the casualty and surety lines of business posted more robust growth due to writing a few select new contracts during the year paired with higher favorable premium adjustments.
The combined ratios in the Reinsurance segment for the current periods increased compared to the same periods in 2009 due to higher net loss ratios, as the industry experienced a greater frequency of large loss events during 2010, including the earthquake in Chile and European Windstorm Xynthia in the first quarter and the earthquake in New Zealand in the third quarter. Partially offsetting the increase in the net loss ratio in the current year was the recognition of greater favorable prior year loss reserve development within the short and long tail lines of business compared to the same period in 2009.
The Company’s acquisition expense ratios declined in the current periods compared to the same periods in 2009 due to reduced profit and loss sensitive commissions. The general and administrative expense ratios declined in the current periods due to a higher earned premium base and lower variable incentive compensation compared to prior year periods. Lower variable compensation was driven by lower corporate profitability in the current year, which was caused by higher catastrophe losses and reduced investment yields compared to a year ago.
Investments
Endurance’s net investment income decreased 4.0% or $2.4 million for the quarter ended December 31, 2010 and 29.5% or $83.8 million for the year ended December 31, 2010 compared to the same periods in 2009. During the fourth quarter and year ended December 31, 2010, Endurance’s net investment income included gains of $16.4 million and $40.3 million on its alternative investment funds and high yield loan funds which are included in other investments, as compared to gains of $16.8 million and $98.1 million in the fourth quarter and year ended December 31, 2009. Investment income generated from Endurance’s fixed maturity investments declined by $1.4 million and $20.8 million for the three months and year ended December 31, 2010 compared to the same periods in 2009. This decrease resulted from lower reinvestment rates during 2010, driven by lower market yields, partially offset by higher average investment portfolio balances. For the same reasons, the ending book yield on Endurance’s fixed maturity investments at December 31, 2010 was 3.13%, down from 3.29% at December 31, 2009.

At December 31, 2010, Endurance’s fixed maturity portfolio, which comprises 93.2% of Endurance’s investments, had an average credit quality of AA and a duration of 2.39 years. Endurance’s fixed maturity portfolio was in an unrealized gain position of $129.8 million at December 31, 2010, an improvement of $91.6 million from December 31, 2009. Endurance recorded net realized gains on investment sales, including impairment losses recognized in earnings, of $6.6 million and $18.5 million during the fourth quarter and full year of 2010 compared to net realized investment gains of $2.2 million and losses of $13.9 million during the same periods in 2009.
Endurance ended the fourth quarter of 2010 with cash and invested assets of $6.2 billion, which represents a 3.6% increase from December 31, 2009. Net operating cash flow was $407.2 million for the year ended December 31, 2010 versus $471.9 million for the year ended December 31, 2009.
Capitalization and Shareholders’ Equity
At December 31, 2010, Endurance’s shareholders’ equity was $2.85 billion or $52.74 per diluted common share versus $2.79 billion or $44.61 per diluted common share at December 31, 2009. During the three months ended December 31, 2010, Endurance repurchased 2.5 million of its common shares and share equivalents for an aggregate repurchase price of $107.5 million. For the full year of 2010, Endurance repurchased 8.7 million common shares and share equivalents for an aggregate repurchase price of $338.1 million and an average price of $38.96.
Subsequent Event
On January 24, 2011, Endurance announced that it had entered into an agreement to repurchase the ordinary shares and options held by two affiliated funds of Perry Corp., which was a founding shareholder of Endurance, for $44.99 per ordinary share. Endurance repurchased 7,143,056 ordinary shares and options to purchase an additional 10,000 ordinary shares which represented approximately 15% of the Company’s ordinary shares outstanding as of December 31, 2010. The aggregate repurchase price for the shares and the options was $321.5 million and the transaction was completed on January 28, 2011.
Earnings Call
Endurance will host a conference call on February 10, 2011 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (877) 440-5788 or (719) 325-4937 (international) and entering pass code: 4905037. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 24, 2011 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 4905037.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the fourth quarter of 2010 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers’ compensation, professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.
Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2009.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of United States dollars, except share and per share amounts)

	December 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$609,852	$528,944
Fixed maturity investments, available for sale, at fair value	5,116,702	4,548,618
Short term investments, available for sale, at fair value	70,444	534,678
Preferred equity securities, available for sale, at fair value	13,565	11,023
Other investments	376,652	351,352
Premiums receivable, net	827,609	565,348
Deferred acquisition costs	154,484	146,979
Securities lending collateral	59,886	66,913
Prepaid reinsurance premiums	107,977	120,941
Losses recoverable	319,349	467,664
Accrued investment income	32,934	30,367
Goodwill and intangible assets	181,954	191,450
Deferred tax assets	33,684	17,252
Receivable on pending investment sales	602	632
Other assets	73,711	84,533

Total Assets	$7,979,405	$7,666,694

Liabilities
Reserve for losses and loss expenses	$3,319,927	$3,157,026
Reserve for unearned premiums	842,154	832,561
Net deposit liabilities	32,505	42,638
Securities lending payable	59,886	66,968
Reinsurance balances payable	228,860	220,435
Debt	528,411	447,664
Payable on pending investment purchases	—	25
Other liabilities	119,509	112,094

Total Liabilities	5,131,252	4,879,411

Shareholders’ Equity
Preferred shares
Series A, non-cumulative — 8,000,000 issued and outstanding (2009 — 8,000,000)	8,000	8,000
Common shares
47,218,468 issued and outstanding (2009 — 55,115,702)	47,218	55,116
Additional paid-in capital	613,915	929,577
Accumulated other comprehensive income	138,571	52,148
Retained earnings	2,040,449	1,742,442

Total Shareholders’ Equity	2,848,153	2,787,283

Total Liabilities and Shareholders’ Equity	$7,979,405	$7,666,694

Book Value per Common Share
Dilutive common shares outstanding	50,210,614	57,996,331
Diluted book value per common share[a]	$52.74	$44.61

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2009, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Revenues
Gross premiums written	$189,225	$209,367	$2,053,236	$2,021,450

Net premiums written	$158,115	$146,442	$1,763,744	$1,606,050
Change in unearned premiums	291,621	247,501	(22,631)	27,142

Net premiums earned	449,736	393,943	1,741,113	1,633,192
Other underwriting income (loss)	410	(284)	(1,636)	3,914
Net investment income	56,874	59,257	200,358	284,200
Net realized gains on investment sales	7,314	3,166	22,488	6,303

Total other-than-temporary impairment losses	(48)	(561)	(2,695)	(50,993)
Portion of loss recognized in accumulated other comprehensive income	(663)	(423)	(1,249)	30,742

Net impairment losses recognized in earnings	(711)	(984)	(3,944)	(20,251)

Total revenues	513,623	455,098	1,958,379	1,907,358

Expenses
Losses and loss expenses	246,424	164,005	1,038,100	866,640
Acquisition expenses	66,133	72,821	264,228	267,971
General and administrative expenses	67,756	57,932	241,920	237,154
Amortization of intangibles	2,696	2,699	10,460	10,463
Net foreign exchange losses (gains)	3,476	1,008	(2,989)	(29,740)
Interest expense	9,053	7,541	34,762	30,174

Total expenses	395,538	306,006	1,586,481	1,382,662

Income before income taxes	118,085	149,092	371,898	524,696
Income tax (expense) benefit	(6,857)	5,733	(7,160)	11,408

Net income	111,228	154,825	364,738	536,104

Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)

Net income available to common and participating common shareholders	$107,353	$150,950	$349,238	$520,604

Per share data
Basic earnings per common share	$2.22	$2.69	$6.73	$9.14

Diluted earnings per common share	$2.09	$2.56	$6.38	$8.69

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended December 31, 2010
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$112,664	$76,561	$189,225
Ceded premiums written	(31,021)	(89)	(31,110)

Net premiums written	81,643	76,472	158,115

Net premiums earned	205,528	244,208	449,736
Other underwriting income	4	406	410

Total underwriting revenues	205,532	244,614	450,146

Expenses
Net losses and loss expenses	129,168	117,256	246,424
Acquisition expenses	12,220	53,913	66,133
General and administrative expenses	36,812	30,944	67,756

	178,200	202,113	380,313

Underwriting income	$27,332	$42,501	$69,833

Net loss ratio	62.9%	48.0%	54.8%
Acquisition expense ratio	5.9%	22.1%	14.7%
General and administrative expense ratio	17.9%	12.7%	15.1%

Combined ratio	86.7%	82.8%	84.6%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended December 31, 2009
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$150,471	$58,896	$209,367
Ceded premiums written	(62,039)	(886)	(62,925)

Net premiums written	88,432	58,010	146,442

Net premiums earned	191,151	202,792	393,943
Other underwriting income (loss)	89	(373)	(284)

Total underwriting revenues	191,240	202,419	393,659

Expenses
Net losses and loss expenses	119,297	44,708	164,005
Acquisition expenses	18,619	54,202	72,821
General and administrative expenses	28,813	29,119	57,932

	166,729	128,029	294,758

Underwriting income	$24,511	$74,390	$98,901

Net loss ratio	62.4%	22.0%	41.6%
Acquisition expense ratio	9.7%	26.7%	18.5%
General and administrative expense ratio	15.1%	14.4%	14.7%

Combined ratio	87.2%	63.1%	74.8%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the year ended December 31, 2010
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,112,192	$941,044	$2,053,236
Ceded premiums written	(282,328)	(7,164)	(289,492)

Net premiums written	829,864	933,880	1,763,744

Net premiums earned	821,828	919,285	1,741,113
Other underwriting income (loss)	475	(2,111)	(1,636)

Total underwriting revenues	822,303	917,174	1,739,477

Expenses
Net losses and loss expenses	558,040	480,060	1,038,100
Acquisition expenses	63,556	200,672	264,228
General and administrative expenses	123,335	118,585	241,920

	744,931	799,317	1,544,248

Underwriting income	$77,372	$117,857	$195,229

Net loss ratio	67.9%	52.2%	59.6%
Acquisition expense ratio	7.7%	21.8%	15.2%
General and administrative expense ratio	15.0%	12.9%	13.9%

Combined ratio	90.6%	86.9%	88.7%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the year ended December 31, 2009
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,152,150	$869,300	$2,021,450
Ceded premiums written	(411,840)	(3,560)	(415,400)

Net premiums written	740,310	865,740	1,606,050

Net premiums earned	823,703	809,489	1,633,192
Other underwriting income	3,533	381	3,914

Total underwriting revenues	827,236	809,870	1,637,106

Expenses
Net losses and loss expenses	553,008	313,632	866,640
Acquisition expenses	84,724	183,247	267,971
General and administrative expenses	119,766	117,388	237,154

	757,498	614,267	1,371,765

Underwriting income	$69,738	$195,603	$265,341

Net loss ratio	67.1%	38.8%	53.1%
Acquisition expense ratio	10.3%	22.6%	16.4%
General and administrative expense ratio	14.6%	14.5%	14.5%

Combined ratio	92.0%	75.9%	84.0%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	62.9%	62.4%	48.0%	22.0%	54.8%	41.6%
Acquisition expense ratio	5.9%	9.7%	22.1%	26.7%	14.7%	18.5%
General and administrative expense ratio	17.9%	15.1%	12.7%	14.4%	15.1%	14.7%

Combined ratio	86.7%	87.2%	82.8%	63.1%	84.6%	74.8%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	5.6%	11.2%	4.9%	9.7%	5.2%	10.5%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	68.5%	73.6%	52.9%	31.7%	60.0%	52.1%
Acquisition expense ratio	5.9%	9.7%	22.1%	26.7%	14.7%	18.5%
General and administrative expense ratio	17.9%	15.1%	12.7%	14.4%	15.1%	14.7%

Combined ratio	92.3%	98.4%	87.7%	72.8%	89.8%	85.3%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the year ended December 31
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	67.9%	67.1%	52.2%	38.8%	59.6%	53.1%
Acquisition expense ratio	7.7%	10.3%	21.8%	22.6%	15.2%	16.4%
General and administrative expense ratio	15.0%	14.6%	12.9%	14.5%	13.9%	14.5%

Combined ratio	90.6%	92.0%	86.9%	75.9%	88.7%	84.0%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the year ended December 31
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	5.7%	11.2%	8.7%	7.3%	7.3%	9.2%

Net of Prior Year Net Loss Reserve Development

	For the year ended December 31
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	73.6%	78.3%	60.9%	46.1%	66.9%	62.3%
Acquisition expense ratio	7.7%	10.3%	21.8%	22.6%	15.2%	16.4%
General and administrative expense ratio	15.0%	14.6%	12.9%	14.5%	13.9%	14.5%

Combined ratio	96.3%	103.2%	95.6%	83.2%	96.0%	93.2%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)
The following tables show Endurance’s gross and net premiums written for the quarters and years ended December 31, 2010 and 2009:

	Quarter Ended		Quarter Ended
	December 31, 2010		December 31, 2009
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$6,930	$2,372	$33,430	$697
Professional lines	36,690	33,171	49,915	44,456
Casualty	37,377	25,536	31,680	19,875
Property	22,134	11,895	26,479	14,932
Healthcare liability	10,811	9,946	9,650	9,129
Workers’ compensation	(1,278)	(1,277)	(683)	(657)

Subtotal Insurance	$112,664	$81,643	$150,471	$88,432

Reinsurance
Catastrophe	$17,896	$17,896	$13,939	$12,753
Casualty	47,970	47,965	34,543	34,537
Property	8,628	8,628	9,710	9,710
Aerospace and Marine	2,380	2,380	1,716	1,721
Surety and other specialty	(313)	(397)	(1,012)	(711)

Subtotal Reinsurance	$76,561	$76,472	$58,896	$58,010

Total	$189,225	$158,115	$209,367	$146,442

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

	Year Ended		Year Ended
	December 31, 2010		December 31, 2009
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$567,461	$404,767	$572,096	$324,480
Professional lines	170,146	148,717	193,799	167,091
Casualty	167,549	107,801	152,580	91,071
Property	122,110	88,299	124,621	68,011
Healthcare liability	87,593	82,893	82,955	78,284
Workers’ compensation	(2,667)	(2,613)	26,099	11,373

Subtotal Insurance	$1,112,192	$829,864	$1,152,150	$740,310

Reinsurance
Catastrophe	$309,886	$305,617	$303,404	$302,218
Casualty	294,030	293,222	255,142	254,897
Property	224,544	224,544	215,085	215,085
Aerospace and Marine	48,761	46,696	44,696	42,563
Surety and other specialty	63,823	63,801	50,973	50,977

Subtotal Reinsurance	$941,044	$933,880	$869,300	$865,740

Total	$2,053,236	$1,763,744	$2,021,450	$1,606,050

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)
The following is a reconciliation of Endurance’s net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and years ended December 31, 2010 and 2009:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$111,228	$154,825	$364,738	$536,104
(Less) Add after-tax items:
Net foreign exchange losses (gains)	3,496	1,116	(2,967)	(29,372)
Net realized gains on investment sales	(7,176)	(3,262)	(20,180)	(6,281)
Net impairment losses recognized in earnings	712	984	3,944	20,251

Operating income before preferred dividends	$108,260	$153,663	$345,535	$520,702
Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)

Operating income available to common and participating common shareholders	$104,385	$149,788	$330,035	$505,202

Operating income allocated to common shareholders under the two-class method	$102,405	$147,397	$323,800	$496,366

Weighted average dilutive common shares	50,302,939	58,052,021	53,728,459	58,874,114

Operating income per diluted common share	$2.04	$2.54	$6.03	$8.43

Average common equity [a]	$2,683,919	$2,547,817	$2,617,718	$2,297,283

Operating return on average common equity	3.9%	5.9%	12.6%	22.0%

Annualized operating return on average common equity	15.6%	23.5%	12.6%	22.0%

Net income	$111,228	$154,825	$364,738	$536,104
Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)

Net income available to common and participating common shareholders	$107,353	$150,950	$349,238	$520,604

Net income allocated to common shareholders under the two-class method	$105,317	$148,541	$342,643	$511,500

Net income per diluted common share	$2.09	$2.56	$6.38	$8.69

Return on average common equity, Net income	4.0%	5.9%	13.3%	22.7%

Annualized return on average common equity, Net income	16.0%	23.7%	13.3%	22.7%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.
Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
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